CREDIT AND SECURITY AGREEMENT

                       Dated as of November 2, 2000

PEMCO AVIATION GROUP, INC., a Delaware corporation doing business as Pemco Engineers, Inc., both for itself and as Agent for the other Borrowers; PEMCO AEROPLEX, INC., an Alabama corporation doing business as Pemco World Air Services; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation doing business as Pemco Air Support Services, Inc. (as more particularly defined below, each, a "Borrower" and collectively, the "Borrowers"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                 ARTICLE I
                                Definitions

Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(3) the word "consolidated" with reference to financial data shall mean the combined financial data of all entities for which such financial data would be consolidated in accordance with GAAP, whether or not such entities are Borrowers under this Agreement.

"Accounts" for a Borrower means all of such Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to such Borrower arising out of the sale or lease of goods or rendition of services by such Borrower on an open account or deferred payment basis. In addition to the foregoing, the following shall be considered "Accounts" for purposes of this Agreement: (a) all unbilled amounts that are fully earned by a Borrower for the sale of goods or rendition of services to any unit of the United States government and are immediately billable by such Borrower (but for the fact that such Borrower has not yet received a Form 30 or a Form DD-250 from such governmental unit), net of any credits, and (b) all unbilled amounts that are fully earned by a Borrower for the sale of goods or rendition of services under any commercial contract and are immediately billable by such Borrower, net of any credits, provided that such amounts are secured by a perfected possessory mechanics lien in the aircraft, equipment, or parts for which such goods or services are being provided in an amount equal to the amount immediately billable, net of any credits.

"Advance" means a Revolving Advance, a Term A Advance, a CapEx Advance, a Term B Advance, or a Discretionary Advance.

"Affiliate" or "Affiliates" for any Borrower means any Person controlled by, controlling or under common control with such Borrower, including (without limitation) any Subsidiary of such Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"After-Tax Net Income" for a Borrower means such Borrower's after-tax net income less extraordinary gains, as determined in accordance with GAAP.

"Aggregate Availability" means the difference of (i) the Aggregate Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the Aggregate L/C Amount.

"Aggregate Borrowing Base" means the lesser of (a) the Maximum Line or (b) the sum of the Borrowing Bases of each Borrower.

"Aggregate L/C Amount" means the sum of the L/C Amounts of each Borrower.

"Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

"Availability" for a Borrower means the difference of (i) such Borrower's Borrowing Base and (ii) the sum of (A) the outstanding and unpaid
Revolving Advances made to such Borrower and (B) such Borrower's L/C
Amount.

"Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota and Denver, Colorado.

"Book Net Worth" for a Borrower means the aggregate of the common and preferred stockholders' equity in such Borrower, determined in accordance with GAAP.

"Borrowing Agent" means Pemco Aviation Group, Inc., a Delaware corporation.

"Borrowers" means each of Pemco Aviation Group, Inc., a Delaware corporation; Pemco Aeroplex, Inc., an Alabama corporation; Space Vector Corporation, a Delaware corporation; and Pemco Air Services System, Inc., a Colorado corporation; provided, however, that for all purposes under this Agreement other than the representations and warranties of Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.8, 5.9, 5.10, 5.14, 5.16, 5.17, and 6.8, the
Dothan and Birmingham divisions of Pemco Aeroplex, Inc. shall be treated as separate Borrowers.

"Borrowing Base" for a Borrower means, at any time the lesser of:

(1)  the Maximum Line; or

(2) subject to change from time to time in the Lender's sole discretion, the sum of:

     (1) 85% of such Borrower's Eligible Accounts other than Reduced Rate Unbilled Accounts, plus

     (2) 50% of such Borrower's Eligible Accounts consisting of Reduced Rate Unbilled Accounts, plus

(3) 50% of such Borrower's Eligible Inventory.

"CapEx Advance" has the meaning given in Section 2.6(b).

"CapEx Maximum Line" initially means $3,100,000, which amount may be increased or decreased in accordance with Section 2.19, in which event it means the amount to which said amount is changed.

"CapEx Note" means the promissory note of the Borrowers, payable to the order of the Lender in substantially the form of Exhibit C hereto, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

"CapEx Note Consolidation Date" means the earliest to occur of the following: (a) the first date on which the outstanding principal balance of the CapEx Note is equal to the CapEx Maximum Line, or (b) October 31, 2001.

"Capital" means Book Net Worth plus Subordinated Debt.

"Capital Expenditures" for any Borrower for a period means any expenditure of money by such Borrower for the lease, purchase or other acquisition of any capital asset, whether payable currently or in the future, to the extent such expenditure is required by GAAP to be capitalized on such Borrower's balance sheet.

"Change in Control" shall mean (a) any Person or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Existing Investors, shall at any time have acquired direct or indirect beneficial ownership of 50% or more of the outstanding Voting Stock of Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Parent by Persons who were neither (i) nominated by the current board of directors of Parent nor (ii) appointed by directors so nominated; (c) a merger or consolidation involving Parent; or (d) Parent shall cease to own, directly or indirectly, 100% of the outstanding capital stock of any Borrower, except as a result of a transaction permitted under Section 7.6 or 7.7. For purposes of this definition, "Voting Stock" shall mean, with respect to any Person, shares of capital stock of any class or kind of that Person ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors (or Persons performing similar functions) of that Person.

"Change of Ownership" shall mean (a) any Person or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than Existing Investors, shall at any time have acquired direct or indirect beneficial ownership of 50% or more of the outstanding common stock of Parent on a fully-diluted basis.

"Collateral" for a Borrower means all of such Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all sums on deposit in the Special Account.

"Collateral Account" for any Borrower means the Lender Account, as such term is defined in such Borrower's Lockbox Agreement.

"Commitment" means the Lender's commitment to make Advances and to cause the Issuer to issue Letters of Credit to or for the Borrowers' account pursuant to Article II.

"Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

"Current Maturities of Long Term Debt" for a Borrower for a given period means the amount of such Borrower's long-term debt and capitalized leases which became due during the such period.

"Data License" means a license agreement between any Borrower and an aircraft manufacturer or other Person whereby such manufacturer or Person licenses the use of data and technical specifications to such Borrower.

"Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

"Debt Service Coverage Ratio" for a Borrower means the ratio of (i) the sum of such Borrower's (A) Funds from Operations and (B) Interest Expense minus (C) Unfinanced Capital Expenditures to (ii) the sum of such Borrower's (A) Current Maturities of Long Term Debt and (B) Interest Expense.

"Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

"Default Period" means any period of time beginning on the first day of any month during which an Event of Default has occurred and ending on the date the Lender notifies the Borrowers in writing that such Event of Default has been cured or waived.

"Default Rate" means, with respect to any Advances, an annual rate equal to two percent (2%) over the rate otherwise applicable to such Advances, which rate shall change when and as the otherwise-applicable rate changes.

"Discretionary Advance" has the meaning given in Section 2.6(d).

"Discretionary Advance Limit" means $1,900,000.

"Discretionary Advance Note" means the promissory note of the Borrowers, payable to the order of the Lender in substantially the form of Exhibit E hereto, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

"Discretionary Advance Period" means the period beginning on the later of
(a) April 30, 2001 or (b) the date that all of the Subordinated Debt owed by the Borrower to Special Value Bond Fund is paid in full; and ending on the Termination Date.

"Discretionary Reduction" means any of the following that is unilaterally adopted by the Lender through the exercise of its sole discretion at any time except during a Default Period: (A) a reduction (in accordance with subsection (b) of the definition of Borrowing Base) in any advance rate under any Borrower's Borrowing Base; (B) a disqualification (in accordance with subsection (xiii) of the definition of Eligible Accounts) of any Account that would otherwise have been an Eligible Account; or (C) disqualification (in accordance with subsection (ix) of the definition of Eligible Inventory) of any Inventory that would otherwise have been Eligible Inventory. Notwithstanding the foregoing, neither of the following shall be considered a Discretionary Reduction: (1) a reduction in any advance rate solely with respect to a New Borrower which reduction is enacted by written notice to the Borrowers within six months of the Permitted Acquisition that resulted in the creation of such New Borrower, or (2) any disqualification of Accounts or Inventory of any New Borrower in accordance with categories established by the Lender by written notice to the Borrowers within six months of the Permitted Acquisition that resulted in the creation of such New Borrower.

"Discretionary Reduction Date" means any date on which the Aggregate Borrowing Base is at least $2,000,000 less than it would have been had no Discretionary Reductions been adopted.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Eligible Accounts" for a Borrower means all unpaid Accounts of such Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

(1) That portion of billed Accounts unpaid more than 90 days after the invoice date, and that portion of unbilled Accounts that remains unbilled for 60 days or longer;

(2) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(3) That portion of Accounts not yet earned by the delivery of goods or rendition of services, as applicable, by such Borrower to the customer;

(4) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which such Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

(5) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion, or (C) secured by a perfected possessory mechanics lien in the aircraft, equipment, or parts for which the goods or services on which such Account is based are being provided by a Borrower;

(6) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(7) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of such Borrower;

(8) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond, except for any security interest or lien that is expressly subordinated to the Security Interest by means of a Subordination Agreement;

(9) That portion of Accounts that has been restructured, extended, amended or modified;

(10) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(11) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 50% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

(12) That portion of the aggregate Accounts of a single customer that exceeds 15% of all Accounts of such Borrower; provided, however, that such limitation (a) shall not apply to any customer that is a unit of the United States government and (b) shall, for each of the customers listed in the table below, mean the amount listed opposite such customer; and


CUSTOMER                                          CONCENTRATION LIMIT

Southwest Airlines, Inc.                                  20%

United Air Lines, Inc.                                    20%

American Airlines, Inc.                                   20%

Continental Airlines, Inc.                                20%

Northwest Airlines, Inc.                                  20%

America West Airlines, Inc.                               20%

TWA-Trans World Airlines, Inc.                            20%

Delta Air Lines, Inc.                                     20%

U S Airways, Inc.                                         20%

United Parcel Service of America, Inc.                    20%

DHL International Inc.                                    20%

Emery Worldwide, a subsidiary of CNF, Inc.                20%

Federal Express Corporation                               20%

(13) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

"Eligible Inventory" for a Borrower means all Inventory of such Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

(1) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

(2)  Supplies, packaging, maintenance parts or sample Inventory;

(3) That portion of work-in-process Inventory that is subject to offset by progress payments or commercial deposits;

(4) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of such Borrower's operations;

(5) Inventory that such Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(6)  Inventory that is perishable or live

(7) Inventory manufactured by such Borrower pursuant to a license (other than a Data License) unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

(8) Inventory that is subject to a security interest in favor of any Person other than the Lender, except for any security interest or lien that is expressly subordinated to the Security Interest by means of a Subordination Agreement; and

(9) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

"Environmental Laws" has the meaning specified in Section 5.12.

"Equipment" of a Borrower means all of such Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by such Borrower.

"Event of Default" has the meaning specified in Section 8.1.

"Existing Investors" means (a) Michael E. Tennenbaum; (b) Matthew L. Gold;
(c) the parents, siblings and direct or indirect lineal descendants (natural or adopted) of the Persons named in clauses (a) and (b) and the spouses of such Persons; (d) the estates or legal representatives of the Persons named in clauses (a) and (b); (e) trusts, partnerships, and limited liability companies, in each case for the benefit of any of the Persons named or described in clauses (a), (b), and (c); (f) Bank of America, N.A.; (g) TMCT Ventures, L.P.; (h) MassMutual Life Insurance Company; (i) MassMutual High Yield Partners II, LLC; (j) Ronald A. Aramini; (k) John R. Lee; (l) Armando Sassoli; (m) Doris K. Sewell; and
(n) any Affiliate of any of the foregoing (including without limitation, TCO/PSI, LLC, Tennenbaum & Co., LLC, and Special Value Bond Fund).

"Funding Date" has the meaning given in Section 2.1.

"Funds From Operations" for a Borrower for a given period means the sum of such Borrower's (i) After-Tax Net Income, (ii) depreciation and amortization, (iii) deferred income taxes, and (iv) other non-cash items, each as determined for such period in accordance with GAAP.

"GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5. "General Intangibles" of a Borrower means all of such Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use such Borrower's name, and the goodwill of such Borrower's business.

"Guarantors" means Pemco Nacelle Services, Inc., a Colorado corporation; Pemco World Air Services, Inc., a Colorado corporation; Pemco Capital Corporation, a Colorado corporation; Precision Standard Corp., a Delaware corporation; Hayes Holdings I Inc., a Delaware corporation; Hayes Holdings II Inc., a Delaware corporation; and Air International Incorporated, a Delaware corporation.

"Hazardous Substance" has the meaning given in Section 5.12.

"Interest Expense" for a Borrower means, for a given period, such Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, and (ii) the portion of any capitalized lease obligation allocable to interest expense.

"Inventory" of a Borrower means all of such Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, raw materials, work in process, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

"Inventory Component Advances" means the difference between (a) the Aggregate Borrowing Base and (b) all outstanding and unpaid Revolving Advances existing in reliance on any Borrower's Eligible Accounts.

"Inventory Sublimit" means $12,000,000.
"Investment Property" of a Borrower means all of such Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

"Issuer" means the issuer of any Letter of Credit.

"L/C Amount" for a Borrower means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit issued to such Borrower and (ii) the unpaid amount of the Obligation of Reimbursement of such Borrower.

"L/C Application" for a Borrower means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

"Letter of Credit" has the meaning specified in Section 2.2.

"Loan Documents" means this Agreement, the Notes and the Security
Documents.

"Lockbox" for a Borrower has the meaning given in such Borrower's Lockbox Agreement.

"Lockbox Agreement" for a Borrower means the Lockbox and Collection Agreement by and among such Borrower; Wells Fargo Bank; Regulus West, LLC; and the Lender, of even date herewith.

"Loss Covenant Month" shall mean January, February, April, May, July, August, October, and November of each year.

"Maturity Date" means October 31, 2003; provided, however, that such date may be extended by up to two additional one-year periods by mutual written agreement of the Lender and the Borrowers.

"Maximum Line" means $20,000,000, unless said amount is reduced pursuant to Section 2.12 or changed pursuant to Section 2.19, in which event it means the amount to which said amount is reduced or changed.

"Minimum Interest Charge" has the meaning given in Section 2.8.

"New Borrower" means (a) a Borrower the equity interest of which was acquired in a Permitted Acquisition and (b) an existing Borrower that purchases assets in a Permitted Acquisition (but such a Borrower shall be considered a New Borrower only with respect to such newly acquired assets).

"New Unencumbered Equipment" of a Borrower means all Equipment of such Borrower that (a) was purchased after January 1, 2000, (b) was not included on the appraisal prepared by AccuVal Associates Incorporated of Mequon, Wisconsin, which appraisal was transmitted to GMAC Commercial Credit, LLC under cover of a letter dated April 24, 2000, and (c) is not subject to any lien other than (i) the Security Interest and (ii) any other security interest that is expressly subordinated to the Security Interest by means of a Subordination Agreement.

"Note" means the Revolving Note, the Term A Note, the CapEx Note, the Term B Note, and the Discretionary Advance Note, and "Notes" means all such notes collectively.

"Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of any such Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of any Borrower arising under this Agreement, the Notes, any L/C Application completed by any Borrower, or any other loan or credit agreement or guaranty between any Borrower and the Lender, whether now in effect or hereafter entered into.

"Obligation of Reimbursement" has the meaning given in Section 2.3(a).

"Parent" means Pemco Aviation Group, Inc., a Delaware corporation.

"Past-Due Payables" for a Borrower means accounts payable of such Borrower that are 90 days or more past due.

"Permitted Lien" has the meaning given in Section 7.1.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

"Pre-Tax Net Income" of a Borrower means such Borrower's before-tax net income less extraordinary gains, as determined in accordance with GAAP.

"Premises" means all premises where any Borrower conducts its business and has any rights of possession, including (without limitation) the premises described in Exhibit G attached hereto.

"Prime Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A.-San Francisco as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

"Receivables" for a Borrower means each and every right of such Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

"Reduced Rate Unbilled Accounts" means (a) all unbilled Accounts of Space Vector Corporation and (b) all unbilled Accounts of the Dothan division of Pemco Aeroplex, Inc. arising under its H3 helicopter contract with the United States Navy.

"Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations thereunder, other than an event as to which the notice requirement has been waived by regulation.

"Responsible Officers" of any Borrower means such Borrower's Chairman, Chief Executive Officer, President, Secretary, Senior Vice President, Chief Financial Officer, or Vice President of Finance (or any positions that are replacements of any of the foregoing).

"Revolving Advance" has the meaning given in Section 2.1.

"Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one-half of one percent (0.5%), which annual rate shall change when and as the Prime Rate changes.

"Revolving Note" means the revolving promissory note of the Borrowers, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

"Security Documents" means this Agreement, each Lockbox Agreement, each Trademark Security Agreement, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

"Security Interest" has the meaning given in Section 3.1.

"Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.4.

"Special Value Bond Fund" means Special Value Bond Fund, LLC, a Delaware limited liability company.

"Special Value Loan Agreement" means the Second Amended and Restated Senior Subordinated Loan Agreement dated as of December 31, 1996 between Pemco Aviation Group, Inc. (successor to Precision Standard, Inc.) and Bank of America, N.A., fka Bank of America, NT & SA, (as predecessor in interest to Special Value Bond Fund (and/or its nominee, The Bank of New York, as securities intermediary)), as such agreement may now exist or may hereafter be amended, modified, supplemented, renewed or extended.

"Subordination Agreement" means the Subordination Agreement of even date herewith, executed by Special Value Bond Fund and by Bank of New York, as securities intermediary, in the Lender's favor and acknowledged by the applicable Borrower, and any other subordination agreement accepted by the Lender from time to time, as the same may hereafter be amended, supplemented or restated from time to time.

"Subordinated Debt" of any Borrower means indebtedness of such Borrower that is subject to the terms of a Subordination Agreement.

"Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

"Term A Advance" has the meaning specified in Section 2.6(a).

"Term A Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one-half of one percent (0.5%), which annual rate shall change when and as the Prime Rate changes.

"Term A Note" means the promissory note of the Borrowers, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

"Term B Advance" has the meaning given in Section 2.6(c).

"Term B Floating Rate" means an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%), which annual rate shall change when and as the Prime Rate changes.

"Term B Note" means the promissory note of the Borrowers, payable to the order of the Lender in substantially the form of Exhibit D hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

"Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

"Trademark Security Agreement" means the Trademark Security Agreement of even date herewith by the Borrowers in favor of the Lender.

"UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

"Unfinanced Capital Expenditures" for a Borrower means that portion of Capital Expenditures of such Borrower that are not leased and that are not paid for using proceeds of indebtedness.

"Wells Fargo Bank" means Wells Fargo Bank West, National Association.

Section 1.2 CROSS REFERENCES. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                ARTICLE II
                  AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 1.3 REVOLVING ADVANCES. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to each Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied or waived in writing by the Lender (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to a Borrower if, after giving effect to such requested Revolving Advance, (a) such Borrower's Availability would be less than zero, (b) Aggregate Availability would be less than zero, or (c) Inventory Component Advances would exceed the Inventory Sublimit. Each Borrower's obligation to pay the Revolving Advances shall be evidenced by such Borrower's Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, each Borrower may borrow, prepay pursuant to Section 2.12 and reborrow. Each Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.1:

(1) Each request for a Revolving Advance to the Lender before 11:00 a.m. (Denver time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request by a Borrower shall be by (i) any officer of such Borrower; or (ii) any person designated as such Borrower's agent by any officer of such Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of such Borrower or such a designated agent.

(2) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to such Borrower's demand deposit account maintained with Wells Fargo Bank unless the Lender and such Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, such Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. Such Borrower shall be obligated to repay all Revolving Advances even if the Lender does not receive such confirmation and even if the person requesting a Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance, whether written or telephonic, shall be deemed to be a representation by such Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

Section 1.4    LETTERS OF CREDIT.

(1) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the account of any Borrower. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

(1)  $1,000,000 less the Aggregate L/C Amount, or

(2)  such Borrower's Availability.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by such Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

(2) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

(3)  Any request to cause an Issuer to issue a Letter of Credit under this
Section 2.2 shall be deemed to be a representation by such Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

Section 1.5    PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT;
OBLIGATION OF REIMBURSEMENT.

Each Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, such Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

(1) Each Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (each such Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

(2) Whenever a draft is submitted under a Letter of Credit on behalf of any Borrower, the Lender shall make a Revolving Advance against the account of such Borrower in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

(3) If a draft is submitted under a Letter of Credit when such Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, such Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding such Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

(4) Each Borrower's obligation to pay any Revolving Advance made under this Section 2.3, shall be evidenced by such Borrower's Revolving Note and shall bear interest as provided in Section 2.8.

Section 1.6 SPECIAL ACCOUNT. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the Aggregate L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations of the Borrowers in the Lender's sole discretion, and shall not be subject to withdrawal by any Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrowers in proportion to the amounts each Borrower paid into such Special Account at such time as the Lender is required to release its security interest in the Special Account under applicable law.

Section 1.7 OBLIGATIONS ABSOLUTE. Each Borrower's obligations arising under Section 2.3 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.3, under all circumstances whatsoever, including (without limitation) the following circumstances:

(1) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit
(collectively the "Related Documents");

(2) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

(3) the existence of any claim, setoff, defense or other right which such Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

(4) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(5) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

(6) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.8    Non-Revolving Advances.

(1) Term A Advance. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single advance in the amount of $2,900,000 to the Borrowers on the Funding Date (the "Term A Advance"). The Term A Advance shall be allocated among the Borrowers in the manner set forth in Schedule 2.6. Each Borrower's obligation to pay the Term A Advance shall be evidenced by the Term A Note and shall be secured by the Collateral as provided in Article III. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Term A Advance by crediting the same to the applicable Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and such Borrower shall agree in writing to another manner of disbursement.

(2) CapEx Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to any Borrower from time to time from the Funding Date to the CapEx Note Consolidation Date (the "CapEx Advances"). The Lender shall have no obligation to make a CapEx Advance to a Borrower if, after giving effect to such requested CapEx Advance, (a) the sum of the CapEx Advances made to such Borrower would exceed the lesser of (i) the CapEx Maximum Line or (ii) 80% of the cost (excluding taxes, shipment costs, and similar charges) of such Borrower's New Unencumbered Equipment, or (b) the sum of the CapEx Advances made to all Borrowers would exceed the lesser of (i) the CapEx Maximum Line or
(ii) 80% of the cost (excluding taxes, shipment costs, and similar charges) of all of the Borrowers' New Unencumbered Equipment. Each Borrower's obligation to pay the CapEx Advances shall be evidenced by the CapEx Note and shall be secured by the Collateral as provided in Article
III. Each Borrower agrees to comply with the following procedures in requesting CapEx Advances:

(1) Such Borrower shall make each request for a CapEx Advance to the Lender before 11:00 a.m. (Denver time) two Banking Days before the day of the requested CapEx Advance. Requests may be made in writing or by telephone, specifying the date of the requested CapEx Advance and the amount thereof.

(2)  Each CapEx Advance shall be in a minimum amount of $250,000.

(3)  Each request shall be by an individual authorized pursuant to Section
2.1(a).


Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested CapEx Advance by crediting the same to such Borrower's demand deposit account specified in
Section 2.1(b) unless the Lender and such Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, such Borrower shall promptly confirm each telephonic request for a CapEx Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall be obligated to repay all CapEx Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a CapEx Advance, whether written or telephonic, shall be deemed to be a representation by such Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

(3) Term B Advance. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single advance (the "Term B Advance") in the amount of $2,100,000 to the Borrowers on the Funding Date. The Term B Advance shall be allocated among the Borrowers in the manner set forth in Schedule 2.6. Each Borrower's obligation to pay the Term B Advance shall be evidenced by the Term B Note and shall be secured by the Collateral as provided in Article III. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Term B Advance by crediting the same to the applicable Borrowers' demand deposit accounts specified in Section 2.1(b) unless the Lender and the applicable Borrowers shall agree in writing to another manner of disbursement.

(4) Discretionary Advances. The Lender may, in its discretion, make one or more advances (the "Discretionary Advances") to a Borrower at the written request of such Borrower. Each such request shall be made (if at all) during the Discretionary Advance Period. The Lender will not consider any request for a Discretionary Advance if, after giving effect to such Discretionary Advance, the sum of all Discretionary Advances made to the Borrowers would exceed the Discretionary Advance Limit. The Lender's agreement to make any Discretionary Advance is subject to approval by Lender's management at the time of such request, which approval shall not be unreasonably withheld so long as (i) the Borrowers are meeting or exceeding financial projections acceptable to the Lender delivered by the Borrowers pursuant to Section 6.1(e), and (ii) no Default Period exists or would exist as a result of or immediately after such advance. Each Borrower's obligation to pay the Discretionary Advances shall be evidenced by the Discretionary Advance Note and shall be secured by the Collateral as provided in Article III. Each Borrower agrees to comply with the following procedures in requesting Discretionary Advances:

(1) Such Borrower shall make each request for a Discretionary Advance to the Lender before 11:00 a.m. (Denver time) two Banking Days before the day of the requested Discretionary Advance. Requests may be made in writing or by telephone, specifying the date of the requested Discretionary Advance and the amount thereof.

(2)  Each Discretionary Advance shall be in a minimum amount of $500,000.

(3)  Each request shall be by an individual authorized pursuant to Section
2.1(a).

Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Discretionary Advance by crediting the same to such Borrower's demand deposit account specified in Section 2.1(b) unless the Lender and such Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, such Borrower shall promptly confirm each telephonic request for a Discretionary Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall be obligated to repay all Discretionary Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for a Discretionary Advance, whether written or telephonic, shall be deemed to be a representation by such Borrower that the conditions set forth in
Section 4.2 have been satisfied as of the time of the request.

Section 1.9    PAYMENT OF NON-REVOLVING NOTES.

(1) Term A Note. The outstanding principal balance of the Term A Note shall be due and payable as follows:

(1) Beginning on June 1, 2002, and on the first day of each month thereafter, in monthly installments of $48,333.

(2) On the Maturity Date, the entire unpaid principal balance of the Term A Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

(2) CapEx Note. The outstanding principal balance of the CapEx Note shall be due and payable as follows:

(1) Beginning on the first day of the month following the CapEx Note Consolidation Date and on the first day of each month thereafter, in substantially equal monthly installments in an amount equal to one-sixtieth (1/60) of the principal balance of the CapEx Note on the CapEx Note Consolidation Date; and

(2) On the Maturity Date, the entire unpaid principal balance of the CapEx Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

(3) Term B Note. The outstanding principal balance of the Term B Note shall be due and payable as follows:

(1) Beginning on December 1, 2000 and on the first day of each month thereafter, in monthly installments of $87,500.

(2) On the Maturity Date, the entire unpaid principal balance of the Term B Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

(4) Discretionary Advance Note. The outstanding principal balance (if any) of the Discretionary Advance Note shall be due and payable as follows:

(1) Beginning on the first day of the month following the initial Discretionary Advance, and on the first day of each month thereafter, in substantially equal monthly installments in an amount sufficient to fully amortize the principal balance of the Discretionary Advance Note over an assumed term ending on the date that is 23 months after the date of such first payment (the "Assumed Maturity Date"). If the Lender makes Discretionary Advances after the initial Discretionary Advance, the amount of each installment will be increased so that the remaining payments would fully amortize the outstanding principal balance of the Discretionary Advance Note in substantially equal amounts by the Assumed Maturity Date; and

(2) On the Maturity Date, the entire unpaid principal balance of the Discretionary Advance Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

Section 1.10   INTEREST; MINIMUM INTEREST CHARGE; DEFAULT INTEREST; USURY.

(1) Revolving Notes. Except as set forth in Sections 2.8(e) and 2.8(g), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate. Interest accruing on the Revolving Note shall be due and payable in arrears on the first day of each month.

(2) Term A Note and CapEx Note. Except as set forth in Sections 2.8(e) and 2.8(g), the outstanding principal balance of the Term A Note and the CapEx Note shall bear interest at the Term A Floating Rate. Interest accruing on the Term A Note and the CapEx Note shall be due and payable in arrears on the first day of each month.

(3) Term B Note and Discretionary Advance Note. Except as set forth in Sections 2.8(e) and 2.8(g), the outstanding principal balance of the Term B Note and the Discretionary Advance Note shall bear interest at the Term B Floating Rate. Interest accruing on the Term B Note and the Discretionary Advance Note shall be due and payable in arrears on the first day of each month.

(4) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Sections 2.8(a), 2.8(b), and 2.8(c), the Borrowers, jointly and severally, shall pay to the Lender interest of not less than $100,000 per calendar quarter (the "Minimum Interest Charge") during the term of this Agreement (which amount shall be prorated for periods shorter than one quarter), and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.8(a), 2.8(b), 2.8(c), and 2.8(e) quarterly in arrears in the manner provided in Section 2.10.

(5) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

(6) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Agreement, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate, the Term A Floating Rate, or the Term B Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

(7) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between any Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of such Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between any Borrower and the Lender, or their successors and assigns.

Section 1.11   FEES.

(1) Origination Fee. The Borrowers, jointly and severally, hereby agree to pay the Lender a fully earned and non-refundable origination fee of $70,250, due and payable upon the execution of this Agreement. The Lender acknowledges receipt of $90,000 toward payment of this fee and the fees, costs and expenses described in Sections 2.9(e) and 9.7.

(2) Unused Line Fee. For the purposes of this Section 2.9(b), "Unused Amount" means the Maximum Line reduced by (1) outstanding Revolving Advances made to all Borrowers and (2) the Aggregate L/C Amount. The Borrowers, jointly and severally, agree to pay to the Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

(3) Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two and one-half percent (2.5%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four and one-half percent (4.5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

(4) Letter of Credit Administrative Fees. The Borrowers, jointly and severally, agree to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

(5) Audit Fees. The Borrowers, jointly and severally, hereby agree to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or any Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $80 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, that except during Default Periods, the Borrower shall not have to reimburse the Lender for such fees, costs and expenses to the extent the Lender performs more than four audits during any twelve-month period.

Section 1.12 COMPUTATION OF INTEREST AND FEES; WHEN INTEREST DUE AND PAYABLE. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

Section 1.13 CAPITAL ADEQUACY, INCREASED COSTS AND REDUCED RETURN. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrowers to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this
Section 2.11:

(1) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

(2) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

(3) "Return", for any period, means the return as determined by such Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect and costs of issuing or maintaining any Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

(4) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the date of this Agreement are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

(5) "Related Lender" includes (but is not limited to) the Lender, the Issuer, any parent corporation of the Lender or the Issuer and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to any Borrower from time to time claiming compensation under this Section 2.11, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

Section 1.14 VOLUNTARY PREPAYMENT; REDUCTION OF THE MAXIMUM LINE; TERMINATION OF THE CREDIT FACILITY BY THE BORROWERS. Except as otherwise provided herein, any Borrower may prepay that portion of Revolving Advances made to such Borrower in whole at any time or from time to time in part. Any Borrower may prepay that portion of Term A Advances, CapEx Advances, Term B Advances, or Discretionary Advances (other than in accordance with Section 2.7) made to such Borrower, and the Borrowing Agent may terminate the Credit Facility or reduce the Maximum Line at any time if such Borrower or Borrowing Agent (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with Section 2.13. Any prepayment of the Term A Advances, CapEx Advances, Term B Advances, or Discretionary Advances (other than in accordance with Section 2.7) or reduction in the Maximum Line must be in an amount not less than $500,000 or an integral multiple thereof. If the Borrowing Agent reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Any partial prepayments of the Term A Note, CapEx Note, Term B Note, or Discretionary Advance Note (other than in accordance with Section 2.7) shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law, including Article 9 of the UCC. In addition to the foregoing, the Lender agrees that it shall release or terminate any collateral filings it now has or may in the future make with the U.S. Patent and Trademark Office at the same time it releases the Security Interest.

Section 1.15 TERMINATION, LINE REDUCTION AND PREPAYMENT FEES; WAIVER OF TERMINATION, PREPAYMENT AND LINE REDUCTION FEES.

(1) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrowing Agent reduces the Maximum Line other than in accordance with
Section 2.19, the Borrowers shall, jointly and severally, pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) two percent (2.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; and (ii) one percent (1.0%) if the termination or reduction occurs after the first anniversary of the Funding Date.

(2) Prepayment Fees. If any Note other than the Revolving Note is prepaid for any reason except in accordance with Section 2.7, the Borrowers shall, jointly and severally, pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) two percent (2.0%) if prepayment occurs on or before the first anniversary of the Funding Date; and (ii) one percent (1.0%) if prepayment occurs after the first anniversary of the Funding Date.

(3)  Waiver of Termination, Line Reduction and Prepayment Fees.

(1) The Borrowers will not be required to pay the termination, line reduction and prepayment fees otherwise due under this Section 2.13 if such termination, line reduction or prepayment is made because of refinancing of the Borrowers by an affiliate of the Lender.

(2) The Borrowers will not be required to pay the termination, line reduction and prepayment fees otherwise due under this Section 2.13 if such termination, line reduction or prepayment is made within 140 days of notice by the Borrowing Agent to the Lender that a Discretionary Reduction Date has occurred (which notice must be given no more than 10 days following such Discretionary Reduction Date), provided that (A) such Discretionary Reduction Date has in fact occurred and (B) the Lender has not within 10 days of such notice taken action to cure the occurrence (which cure shall be implemented on an ongoing basis in good faith) of such Discretionary Reduction Date.

(3) The Borrowers will not be required to pay the prepayment fees otherwise due under Section 2.13(b) if such prepayment is made using proceeds from the operations of the Borrowers. A prepayment will be deemed made using proceeds from the operations of the Borrowers only if (i) such amount is not refinanced from any source during the 90 days following such prepayment; (ii) average daily Aggregate Availability for the 90 days prior to such prepayment is greater than or equal to the sum of (A) the amount of such prepayment plus (B) $1,000,000; (iii) Aggregate Availability on the date of such prepayment is greater than or equal to the sum of (A) the amount of such prepayment plus (B) $1,000,000; and (iv) no Default Period exists at the time of such prepayment or would exist immediately after or as a result of such prepayment.

Section 1.16 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances made to any Borrower plus such Borrower's L/C Amount shall at any time exceed such Borrower's Borrowing Base, such Borrower shall (i) first, immediately prepay the Revolving Advances made to such Borrower to the extent necessary to eliminate such excess, and (ii) if prepayment in full of the Revolving Advances made to such Borrower is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Furthermore, without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances made to all Borrowers plus the Aggregate L/C Amount shall at any time exceed the Aggregate Borrowing Base, the Borrowers shall (x) first, immediately prepay the Revolving Advances made to the Borrowers to the extent necessary to eliminate such excess, and
(ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.14 or under Section 2.12 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.12 which such Borrower designates as a partial prepayment of the Term A Note, the CapEx Note, the Term B Note, or the Discretionary Advance Note shall be applied to principal installments of such note in inverse order of maturity.

Section 1.17 PAYMENT. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for two (2) Banking Days before applying them to the Obligations. Notwithstanding anything in Section 2.1, each Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without any Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

Section 1.18 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

Section 1.19 USE OF PROCEEDS. The Borrowers shall use the proceeds of Advances; and each Letter of Credit, if any, for general corporate purposes, including without limitation, for working capital, capital improvements and Permitted Acquisitions.

Section 1.20 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, each Borrower will admit and certify in writing the exact principal balance of the Obligations that such Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 60 days after receipt.

Section 1.21 MODIFICATION OF MAXIMUM LINE AND CAPEX MAXIMUM LINE. At any time on or before December 31, 2001, the Borrowing Agent may, by giving written notice to the Lender, adjust the Maximum Line and the CapEx Maximum Line; provided, however, that the following shall apply to any such adjustments: (a) any increase in the Maximum Line shall require a decrease in an identical amount in the CapEx Maximum Line; (b) any decrease in the Maximum Line shall require an increase in an identical amount in the CapEx Maximum Line; (c) the CapEx Maximum Line shall not be increased to an amount greater than $5,000,000; (d) no adjustment shall be allowed if the resulting Availability of any Borrower would be less than zero or if the resulting CapEx Maximum Line would be less than the aggregate amount of CapEx Advances made prior to such adjustment; and (e) such adjustments shall be allowed no more than once per fiscal quarter. Any adjustment permitted under this Section 2.19 shall be effective two Banking Days following the Lender's receipt of written notice of such adjustment.

                               ARTICLE IIII
                   SECURITY INTEREST; OCCUPANCY; SETOFF

Section 1.22 GRANT OF SECURITY INTEREST. Each Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

Section 1.23 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower whose account debtor is to be notified will join in giving such notice if the Lender so requests. At any time after such Borrower or the Lender gives such notice to an account debtor or other obligor and so long as a Default Period exists, the Lender may, but need not, in the Lender's name or in such Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as such Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of such Borrower's mail to any address designated by the Lender, otherwise intercept such Borrower's mail, and receive, open and dispose of such Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower's account or forwarding such mail to such Borrower's last known address.

Section 1.24 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and such Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in such Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies. At any time during a Default Period, the Lender may (but need not), in the Lender's name or in such Borrower's name, adjust, litigate, compromise or release any claim against the issuer of any such policy; and if no Default Period then exists, the Lender's prior written consent shall be required for any Borrower to adjust, litigate, compromise or release any claim against the issuer of any such policy (except for adjustments, litigation, compromises, or releases of claims aggregating not more than $100,000 during any fiscal year of the Borrower).

Section 1.25   OCCUPANCY.

(1) Each Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

(2) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

(3) The Lender's right to hold the Premises shall cease and terminate upon the earliest of (i) payment in full and discharge of all Obligations and termination of the Commitment, (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers, and (iii) the end of the Default Period.

(4) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises of Borrower, such Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, such Borrower will pay, or reimburse the Lender for, all taxes (excluding taxes based on the Lender's incremental net income and the Lender's incremental franchise taxes, if any), fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

Section 1.26 LICENSE. Without limiting the generality of the Trademark Security Agreement, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of such Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral of such Borrower during any Default Period.

Section 1.27 FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by any Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby in the assets of such Borrower. For this purpose, the following information is set forth:

Pemco Aviation Group, Inc.
1943 North 50th Street
Birmingham, Alabama 35212
Federal Tax Identification No. 84-0985295

Pemco Aeroplex, Inc.
1943 North 50th Street
Birmingham, Alabama 35212
Federal Tax Identification No. 63-0916533

Space Vector Corporation
9223 Deering Avenue
Chatsworth, California 91311
Federal Tax Identification No. 22-2587844

Pemco Air Services System, Inc.
15100 Spadco Drive
Clearwater, Florida 33762
Federal Tax Identification No. 84-1191046

Name and address of Secured Party:

Wells Fargo Business Credit, Inc.
MAC C7300-300
1740 Broadway
Denver, Colorado 80274
Federal Tax Identification No. 41-1237652

Section 1.28 SETOFF. Each Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.

                              ARTICLE IIIIII
                           CONDITIONS OF LENDING

Section 1.29 CONDITIONS PRECEDENT TO THE INITIAL REVOLVING AND TERM ADVANCES AND THE INITIAL LETTER OF CREDIT. The Lender's obligation to make the initial Revolving Advance, Term A Advance, and Term B Advance, or to cause to be issued the initial Letter of Credit hereunder, shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

(1)  This Agreement, properly executed by each Borrower.

(2)  The Notes, properly executed by each Borrower.

(3) A true and correct copy of any and all leases pursuant to which any Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

(4) Separate Lockbox Agreements, properly executed by each Borrower, Wells Fargo Bank, and Regulus West, LLC.

(5)  The Trademark Security Agreement, properly executed by each Borrower.

(6) The Subordination Agreement, properly executed by Special Value Bond Fund and by Bank of New York as securities intermediary, and acknowledged by each Borrower.

(7) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against any Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against any Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest and the security interests granted by the Guarantors, to the extent the Security Interest and such other security interests are capable of being perfected by filing.

(8) A certificate of each Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of such Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) such Borrower's articles of incorporation and bylaws, and (iii) the signatures of such Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

(9) Current certificates issued by the Secretaries of State of the Borrowers' states of incorporation, certifying that each Borrower is in compliance with all applicable organizational requirements of such state.

(10) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

(11) A certificate of an officer of each Borrower confirming in his or her official capacity the representations and warranties set forth in Article V.

(12) An opinion or opinions of one or more counsel to the Borrowers and the Guarantors, addressed to the Lender.

(13) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

(14) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

(15) A separate security agreement, properly executed by each Guarantor, pursuant to which each Guarantor grants a security interest in all of its personal property to the Lender.

(16) Evidence that the Borrowers will have Aggregate Availability in an amount not less than $2,000,000 after the initial Revolving Advance (but prior to any other Advance), which Revolving Advance shall be sufficient to retire the Borrowers' indebtedness to GMAC Commercial Credit LLC and to pay all of the Borrowers' accounts payable that are 90 days or more past due.

(17) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.9 and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 9.7, including all legal expenses incurred through the date of this Agreement.

(18) Such other documents as the Lender may reasonably require.

Section 1.30 CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

(1) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(2) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                               ARTICLE IVIV
                      REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lender as follows:

Section 1.31 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER.
Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, each Borrower has done business solely under the names set forth in Schedule 5.1 hereto. Except as changed in accordance with Section 7.15, each Borrower's chief executive office and principal place of business is located at the address set forth in
Schedule 5.1 hereto, and all the records of each Borrower relating to its respective business or the Collateral are kept at that location. Except as changed in accordance with Section 7.15, all Inventory and Equipment is located at that location or at one of the other locations set forth in
Schedule 5.1 hereto. Each Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

Section 1.32 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of such Borrower's stockholders;
(ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to such Borrower or of such Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by such Borrower.

Section 1.33 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by each Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

Section 1.34 SUBSIDIARIES. Except as set forth in Schedule 5.4 hereto, or as created or acquired in accordance with Section 7.4(b), no Borrower has any Subsidiaries.

Section 1.35 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrowers have heretofore furnished to the Lender their consolidated audited financial statements for the fiscal year ended December 31, 1999 and their unaudited financial statements for the fiscal year-to-date period ended August 31, 2000 and those statements fairly present each Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles (subject in the case of the unaudited financial statements to year-end audit adjustments). Since the date of the most recent financial statements, there has been no material adverse change in any Borrower's business, properties or condition (financial or otherwise).

Section 1.36 LITIGATION. Except as set forth in Schedule 5.6, there are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any Subsidiary or the properties of any Borrower or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower or any of its Subsidiaries, would have a material adverse effect on the financial condition, properties or operations of any Borrower or a material adverse effect on all Borrowers and their Subsidiaries, taken as a whole.

Section 1.37 REGULATION U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 1.38 TAXES. Each Borrower and its respective Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them, except to the extent such payment is the subject of a protest by such Borrower or Subsidiary and a reserve with respect to the obligation is established in such amount as required by GAAP and the protest is prosecuted diligently. Each Borrower and its Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the officers of such Borrower or any Subsidiary, as the case may be, are required to be filed, and such Borrower and its Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except to the extent such payment is the subject of a protest by such Borrower or Subsidiary and a reserve with respect to the obligation is established in such amount as required by GAAP and the protest is prosecuted diligently.

Section 1.39 TITLES AND LIENS. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

Section 1.40 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, no Borrower and no Affiliate maintains or has maintained any Plan. No Borrower and no Affiliate has received any notice or has any knowledge to the effect that it is not in substantial compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which could reasonably be expected to have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. No Borrower and no Affiliate has:

(1) Any accumulated funding deficiency (within the meaning of ERISA) with respect to any Plan; or

(2) Any liability or knows of any fact or circumstances which could result in any liability in excess of $100,000 to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

Section 1.41 DEFAULT. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which provisions could have a material adverse effect on such Borrower's financial condition, properties or operations.

Section 1.42   ENVIRONMENTAL MATTERS.

(1) Definitions. As used in this Agreement, the following terms shall have the following meanings:

(1) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

(2) "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

(2) To the best of each Borrower's knowledge, except as reflected in the Consent Agreement and Consent Order In the Matter of Pemco Aeroplex, Inc., U.S. EPA, Region IV, Docket No. 98-01-R (with which the Borrowers are in full compliance), there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law that could reasonably be expected to result in a material adverse effect on the financial condition, properties, or operations of any Borrower, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability that could reasonably be expected to result in a material adverse effect on the financial condition, properties, or operations of any Borrower.

(3) To the best of each Borrower's knowledge, no Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

(4) Except as set forth in Subsection (b) of this Section 5.12, there are no unresolved requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto that could reasonably be expected to result in a material adverse effect on the financial condition, properties, or operations of any Borrower. To the best of each Borrower's knowledge, no such matter is threatened or impending.

(5) To the best of each Borrower's knowledge, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in such Borrower's possession and are in full force and effect, except where the failure to so conduct its businesses or the failure to possess such licenses could not reasonably be expected to result in a material adverse effect on the financial condition, properties, or operations of any Borrower. No permit required under any Environmental Law is scheduled to expire within 6 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

(6) To the best of each Borrower's knowledge, except as identified in Subsection (b) of this Section 5.12, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

Section 1.43 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of any Borrower in connection with such Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith estimate as to such projections, valuations and proforma condition and results.

Section 1.44 FINANCING STATEMENTS. Each Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 1.45 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation except as disclosed in the financial statements, borrowing base certificates, collateral reports, or other written communications from the Borrowers to the Lender.

Section 1.46 FINANCIAL SOLVENCY. Both before and after giving effect to the transactions contemplated in the Loan Documents:

(1) no Borrower has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower are unreasonably small;

(2) no Borrower by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

(3) no Borrower and no Subsidiary by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

(4) no Borrower and no Subsidiary at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, or, to the best of each Borrower's knowledge, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

Section 1.47 No Labor Disputes. Except as set forth on Schedule 5.17, no Borrower is involved in any labor dispute, there are no strikes or walkouts involving more than 50 of the Borrowers' employees or union organization of any number of any Borrower's employees threatened or in existence, there are no labor-related grievances that claim an amount in excess of $250,000 individually or $500,000 in the aggregate, and no labor contract is scheduled to expire prior to the Maturity Date.

                                ARTICLE VV
                     BORROWER'S AFFIRMATIVE COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 1.48 REPORTING REQUIREMENTS. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

(1) as soon as available, and in any event within 120 days after the end of each fiscal year of each Borrower, such Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by such Borrower and acceptable to the Lender, which annual financial statements shall include such Borrower's balance sheet as at the end of such fiscal year and the related statements of such Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not such Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, 6.15, 6.16 and 7.10; and (iii) a certificate of such
Borrower's chief financial officer or vice president--finance stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(2) as soon as available and in any event within 30 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of each Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of such Borrower's chief financial officer or vice president--finance, substantially in the form of Exhibit F hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not such Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14, 6.15, 6.16 and 7.10;

(3) within 15 days after the end of each month or more frequently if the Lender so requires, agings of each Borrower's accounts receivable and its accounts payable, and a calculation of such Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

(4) daily, receivables schedules, collection reports, an inventory certification report, and a calculation of such Borrower's Accounts and Inventory;

(5) before the beginning of each fiscal year of each Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing such Borrower's good faith projections and certified by such Borrower's chief financial officer or vice president--finance as being the most accurate projections available and identical to the projections used by such Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

(6) promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.12 or which could reasonably be expected to result in a material adverse effect on any Borrower; and monthly, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower (except those previously disclosed to the Lender in writing) that seek a monetary recovery against any Borrower in excess of $500,000 or could reasonably be expected to result in a claim against any Borrower in excess of $500,000;

(7) as promptly as practicable (but in any event not later than five business days) after an officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or after any Responsible Officer obtains knowledge of any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

(8) as soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of such Borrower's chief financial officer or vice president--finance setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

(9) as soon as possible, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of such Borrower's chief financial officer or vice president--finance setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

(10) promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower's customers exceeding $150,000 individually or $300,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by such Borrower; and (iv) any change in the persons constituting such Borrower's Responsible Officers;

(11) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

(12) promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Borrower shall have sent to its stockholders generally;

(13) promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

(14) promptly upon filing, copies of the state and federal tax returns and all schedules thereto for each Borrower and each Guarantor;

(15) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could reasonably be expected to materially and adversely affect any Borrower's business or its financial condition; and

(16) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request related to any Borrower's Collateral, business, or financial condition.

Section 1.49 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with any of its, officers, employees or agents (and, after discussing such affairs with such Borrower's officers, (a) with consent of such officers, to discuss any such affairs with any of such Borrower's directors, and (b) without consent, to discuss any such affairs with any of such Borrower's directors to the extent the Lender believes in good faith that such affairs are material to the ongoing credit relationship between the Lender and the Borrowers). Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

Section 1.50 ACCOUNT VERIFICATION. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

Section 1.51   COMPLIANCE WITH LAWS.

(1) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without material violation of any federal, state or local law, statute or ordinance.

(2) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply in all material respects with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

Section 1.52 PAYMENT OF TAXES AND OTHER CLAIMS. Each Borrower will pay, withhold, collect, remit or discharge, when assessed or due, (a) all taxes, tax deficiencies, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided that such Borrower shall not be required to pay any such tax, tax deficiency, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 1.53   MAINTENANCE OF PROPERTIES.

(1) Each Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent such Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of such Borrower's business and not disadvantageous in any material respect to the Lender.

(2) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

(3) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

Section 1.54 INSURANCE. Each Borrower will obtain and at all times maintain insurance with insurers believed by such Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

Section 1.55   PRESERVATION OF EXISTENCE.  Except as permitted under
Section 7.6 or 7.7, each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 1.56 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by such Borrower.

Section 1.57   LOCKBOX; COLLATERAL ACCOUNT.

(1) Each Borrower shall irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to such Borrower's Lockbox. All of each Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to such Borrower's Lockbox and shall include such Borrower's Lockbox address. All payments received in the Lockbox shall be processed to such Borrower's Collateral Account.

(2) Each Borrower agrees to deposit in its Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which such Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for such Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in a Collateral Account, all proceeds or collections of a Borrower's Collateral shall be held in trust by such Borrower for and as the property of the Lender and shall not be commingled with any funds or property of any Borrower.

(3) Amounts deposited in any Collateral Account shall not bear interest and shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations.

(4) All deposits in any Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may (or, upon request by such Borrower, will), after allowing one Banking Day for collection and one Banking Day for processing, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

(5) All items deposited in any Borrower's Collateral Account shall be subject to final payment. If any such item is returned uncollected, such Borrower will promptly pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to such Borrower's commercial account or other account. Each Borrower shall be liable as an endorser on all items deposited in such Borrower's Collateral Account, whether or not in fact endorsed by such Borrower.

Section 1.58 PERFORMANCE BY THE LENDER. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Revolving Floating Rate. To facilitate the Lender's performance or observance of such covenants of each Borrower, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this
Section 6.12.

Section 1.59 MINIMUM DEBT SERVICE COVERAGE RATIO. The Borrowers will achieve, for the fiscal year ending December 31, 2000, a Debt Service Coverage Ratio, determined on a consolidated basis, of not less than 0.5 to 1. On or before December 31, 2000, the Borrowers and the Lender shall agree on the required minimum Debt Service Coverage Ratio levels for periods after such date, which levels shall be set in the Lender's discretion based on the business plan of the Borrowers for the fiscal year ending December 31, 2001.

Section 1.60 MINIMUM CAPITAL. The Borrowers will maintain, as of each date described below, their Capital, determined on a consolidated basis, at an amount not less than the amount set forth opposite such date:

                  DATE                              MINIMUM CAPITAL
           September 30, 2000                          $9,000,000
           December 31, 2000                           $9,000,000

On or before December 31, 2000, the Borrowers and the Lender shall agree on the required minimum Capital levels for periods after such date. If the Borrowers and the Lender do not agree, the required minimum quarterly Capital levels for the Borrowers as of the last day of each fiscal quarter shall be equal to the difference of (a) the sum of (i) $9,000,000, plus
(ii) 50% of positive Pre-Tax Net Income for the Determination Period, plus
(iii) 50% of all equity contributions received by any Borrower and 50% of all Subordinated Debt incurred by any Borrower during the Determination Period, less (b) scheduled principal payments on Subordinated Debt actually paid by the Borrower during the Determination Period. The "Determination Period" for a given date shall mean the period beginning on January 1, 2001 and ending on such date.

Section 1.61 MINIMUM YEAR-TO-DATE PRE-TAX NET INCOME. The Borrowers will achieve, during each period described below, Pre-Tax Net Income, determined on a consolidated basis, of not less than the amount set forth opposite such period:

                 PERIOD                        MINIMUM PRE-TAX NET INCOME
 Nine months ending September 30, 2000                 $5,000,000
  Fiscal year ending December 31, 2000                 $6,700,000

On or before December 31, 2000, the Borrowers and the Lender shall agree on the required minimum Pre-Tax Net Income levels for periods after such date, which levels shall be set in the Lender's discretion based on the business plan of the Borrowers for the fiscal year ending December 31, 2001.

Section 1.62 MINIMUM MONTHLY PRE-TAX NET INCOME. For each Loss Covenant Month, the Borrowers shall achieve Pre-Tax Net Income, determined on a consolidated basis, of not less than <$750,000>. For each period encompassing two Loss Covenant Months during the same fiscal quarter, the Borrowers will achieve Pre-Tax Net Income, determined on a consolidated basis, of not less than <$1,000,000>. Amounts shown in brackets ("<>") indicate negative numbers.

Section 1.63 MAXIMUM PAST-DUE PAYABLES. Each Borrower individually shall maintain its Past-Due Payables, determined as of the last day of each fiscal quarter, at an amount that is less than or equal to 25% of such Borrower's total accounts payable on such date. The Borrowers shall maintain their Past-Due Payables, determined on a consolidated basis as of the last day of each fiscal quarter, at an amount that is less than or equal to 25% of the amount of all Borrowers' accounts payable, determined on a consolidated basis on such date.

                               ARTICLE VIVI
                            NEGATIVE COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower agrees that, without the Lender's prior written consent:

Section 1.64 LIENS. No Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, collateral assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

(1) in the case of any of the property of any Borrower which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with such Borrower's business or operations as presently conducted;

(2) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

(3) the Security Interest and liens and security interests created by the Security Documents;

(4) purchase money security interests (including capital leases) relating to the acquisition of machinery and equipment of any Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

(5) so long as no Default Period exists or would exist immediately after or as a result of the incurrence of indebtedness related thereto, Pemco Aeroplex, Inc. may grant leasehold mortgages to a financial institution or other lender with respect to its facilities located at Dothan, Alabama and Birmingham, Alabama, to secure loans in an aggregate principal amount not to exceed $5,000,000. Pemco Aeroplex, Inc. may incur indebtedness in excess of $5,000,000 secured by such leasehold mortgages upon the Lender's prior written consent, which shall not be unreasonably withheld so long as
(i) no Default Period exists or would exist immediately after or as a result of the incurrence of such indebtedness and (ii) the Borrowers have delivered to the Lender pro-forma financial statements acceptable to the Lender showing the Borrowers' ability to service such debt for a period of twelve months from the date of such incurrence of indebtedness;

(6) judgment liens not exceeding $50,000 in the aggregate at any one time outstanding, liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers, provided that (i) the lien has no effect on the priority of the Security Interest or the value of the Collateral and (ii) a stay of enforcement of any such lien is in effect;

(7) deposits or pledges of cash to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;

(8) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business;

(9) mechanics', workers', materialmen's, landlords', or other like liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower;

(10) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use or enjoyment of any real property;

(11) UCC-1 financing statements filed for information purposes regarding operating leases entered into by any Borrower; and

(12) security interests or liens in favor of GMAC Commercial Credit, LLC to the extent such lender has executed a payoff letter promising to release such security interests or liens upon receipt of a sum certain, which letter shall be acceptable to the Lender in its sole discretion.

Section 1.65 INDEBTEDNESS. No Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on such Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(1)  indebtedness arising hereunder;

(2) indebtedness of such Borrower in existence on the date hereof and listed in Schedule 7.2 hereto;

(3)  indebtedness relating to liens permitted in accordance with Section
7.1; and

(4) indebtedness to of one Borrower to another Borrower permitted in accordance with Section 7.4.

Section 1.66 GUARANTIES. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(1) the endorsement of negotiable instruments by such Borrower for deposit or collection or similar transactions in the ordinary course of business;

(2) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto; and

(3)  guaranties by any Borrower of any other Borrower's obligations.

Section 1.67   INVESTMENTS AND SUBSIDIARIES.

(1) Except by means of a Permitted Acquisition in accordance with Section 7.7, no Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

(1) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

(2) travel advances or loans to such Borrower's officers and employees not exceeding at any one time an aggregate of $50,000;

(3) loans, advances, or capital contributions from one Borrower to any other Borrower;

(4) loans to Guarantors not exceeding $250,000 in the aggregate to all Guarantors at any one time; and

(5) advances in the form of progress payments, prepaid rent not exceeding two months or security deposits.

(2) No Borrower will create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 5.4 or any Subsidiary acquired in a Permitted Acquisition or formed for the sole purpose of effecting a Permitted Acquisition.

Section 1.68 DIVIDENDS. No Borrower will declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

Section 1.69 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary (except that Pemco Aeroplex, Inc. may sell all (but not less than all) of the stock of Space Vector Corporation provided the proceeds of such sale (A) are sufficient to repay in full all Advances made by the Lender to Space Vector Corporation and
(B) in accordance with Section 6.10, are directed to a Collateral Account for such purpose, and the Lender shall release Space Vector Corporation from the Obligations at the time of receipt of such proceeds), (ii) all or a substantial part of its assets (except that Space Vector Corporation may sell substantially all (but not less than substantially all) of its assets provided the proceeds of such sale meet the requirements of clauses (i)(A) and (i)(B) of this Section 7.6), or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business or liquidate, dissolve or suspend business operations. In the case of a sale of the assets or stock of Space Vector Corporation in accordance with this Section 7.6, the Lender will release or terminate the Security Interest with respect to the assets of Space Vector Corporation. Notwithstanding the foregoing, except during any Default Period, any Borrower may transfer its property to any other Borrower provided that prior to such transfer (x) the Borrower Agent gives written notice to the Lender of the proposed transfer, (y) Borrowers provide any financing statements and/or fixture filings necessary to perfect and continue perfected the Security Interest, and (z) simultaneous with such transfer, the Borrowers make any mandatory prepayment that may be required in accordance with Section 2.14 as a result of such transfer. In addition, any Borrower may sell obsolete or worn-out Equipment without the Lender's consent so long as the proceeds from the sale of obsolete or worn-out Equipment pursuant to this sentence do not exceed $250,000 in any fiscal year for all of the Borrowers in the aggregate. No Borrower will in any manner transfer any property without prior or present receipt of cash or property that is equal to or greater than the fair market value of any such transferred property.

Section 1.70 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS; PERMITTED ACQUISITIONS. Except as set forth below, no Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person. Notwithstanding the foregoing, a Borrower may do any of the following:

(1) so long as no Default Period exists or would result from the consummation of any merger or consolidation described in this subsection
(a), (i) any Borrower may be merged or consolidated with or into any other Borrower; and (ii) any Borrower may be merged or consolidated with any one or more other Subsidiaries of any Borrower, provided in either case that
(A) a Borrower is the surviving corporation, (B) the Lender retains a valid and perfected first priority security interest in all assets of such Borrower, (C) no capital stock or other equity interest or assets acquired in connection with such acquisition shall be subject to any lien or encumbrance other than Permitted Liens, and (D) each holder of Subordinated Debt shall execute such documents as may be requested by the Lender to affirm that all indebtedness of such resulting Borrower to such holder of Subordinated Debt shall be subordinated to all indebtedness of such resulting Borrower to the Lender, on substantially the same terms and conditions as the pre-existing Subordinated Debt of such holder is subordinated;

(2) any Borrower may acquire the assets or capital stock or other equity interest in a Person (including by means of a merger of such Person with or into a Borrower or a newly formed subsidiary of a Borrower, the effect of which is substantially the same as a purchase of the assets or stock of such Person) provided that the Person is a domestic corporation, limited liability company, or partnership (any such acquisition pursuant to this subsection (b), a "Permitted Acquisition"), so long as (i) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (ii) such acquisition shall result in the acquired entity becoming a Borrower; (iii) no capital stock or other equity interest or assets acquired in connection with such acquisition shall be subject to any lien or encumbrance other than Permitted Liens;
(iv) neither the Borrower nor any of its Subsidiaries shall assume or incur, directly or indirectly, any indebtedness or other liability in connection with such acquisition (other than permitted in accordance with Section 7.2); (v) no Default Period shall exist either before or after giving effect to such acquisition or as a result thereof; (vi) the aggregate value of the cash or other non-stock consideration for all acquisitions permitted under this subsection (b) does not exceed $5,000,000 in any fiscal year; (vii) after giving effect to such acquisition, Aggregate Availability shall not be less than $2,000,000; and
(viii) each holder of Subordinated Debt shall execute such documents as may be requested by the Lender to affirm that all indebtedness of such resulting Borrower to such holder of Subordinated Debt shall be subordinated to all indebtedness of such resulting Borrower to the Lender, on substantially the same terms and conditions as the pre-existing Subordinated Debt of such holder is subordinated; and

(3) in addition to the foregoing, and notwithstanding the provisions of Subsection 7.7(b), any Borrower may, after obtaining the prior written consent of the Lender, acquire the assets or capital stock or other equity interest in a non-domestic Person or a domestic Person. Such consent by the Lender shall be exercised in its sole discretion, exercised in good faith.

Section 1.71 SALE AND LEASEBACK. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 1.72 RESTRICTIONS ON NATURE OF BUSINESS. No Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related or incidental to its business.

Section 1.73 CAPITAL EXPENDITURES. The Borrowers will not, during any period described below, incur or contract to incur Unfinanced Capital Expenditures, determined on a consolidated basis, of more than the amount set forth opposite such period:

                                             MAXIMUM UNFINANCED
PERIOD                                       CAPITAL EXPENDITURES

Nine months ending September 30, 2000                  $9,500,000
Ten months ending October 31, 2000                     $8,500,000
Eleven months ending November 30, 2000                 $8,500,000
Fiscal year ending December 31, 2000                   $8,500,000

On or before December 31, 2000, the Borrowers and the Lender shall agree on the maximum Unfinanced Capital Expenditure levels for periods after such date, which levels shall be set in the Lender's discretion based on the business plan of the Borrowers for the fiscal year ending December 31, 2001.

Section 1.74 ACCOUNTING. No Borrower will adopt any material change in accounting principles other than as required by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.

Section 1.75 DISCOUNTS, ETC. No Borrower will, after notice from the Lender (which notice shall be given and shall remain effective only during a Default Period), grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower.

Section 1.76 DEFINED BENEFIT PENSION PLANS. No Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

Section 1.77 OTHER DEFAULTS. No Borrower will permit any breach, default, or event of default (and the expiration of the applicable period of grace, if any, specified in the applicable instrument, agreement, contract, or lease) to occur (a) under any note, loan agreement, or indenture binding upon such Borrower in the amount of $250,000 or greater or (b) under any lease, mortgage, contract for deed, security agreement, or other contractual obligation binding upon such Borrower if such breach, default, or event of default would materially adversely affect the business or financial condition of any Borrower.

Section 1.78 PLACE OF BUSINESS; NAME. No Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location unless Lender receives 30 days prior written notice and prior to expiration of such 30 days, Borrowers provide any financing statements and/or fixture filings necessary to perfect and continue perfected the Security Interest. No Borrower will permit any tangible Collateral (except for Collateral in transit in the ordinary course of business) or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name unless Lender receives 30 days prior written notice and prior to expiration of such 30 days, Borrowers provide any financing statements and/or fixture filings necessary to perfect and continue perfected the Security Interest.

Section 1.79 ORGANIZATIONAL DOCUMENTS; S CORPORATION STATUS. No Borrower will amend its certificate of incorporation, articles of incorporation or bylaws in any manner adverse to the Lender. No Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

Section 1.80 SUBORDINATED DEBT PAYMENTS. No Borrower will make any payment (whether of principal, interest, or otherwise) on any Subordinated Debt; provided, however, that Borrowers may pay the regularly scheduled installments of interest and principal due under the Special Value Loan Agreement so long as (a) no Default Period then exists or would exist immediately after or as a result of such payment, (b) Aggregate Availability on the date of such payment is not less than the sum of the amount of such payment plus $1,000,000, and (c) average daily Aggregate Availability for the 90 days prior to the date of such payment (or, if the Funding Date was fewer than 90 days prior to such payment, for the entire period since the Funding Date) is not less than the sum of the amount of such payment plus $1,000,000.

                              ARTICLE VIIVII
                  EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 1.81 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

(1) Default in the payment of the Obligations within two Banking Days of the date they become due and payable (except that on the Maturity Date, all of the Obligations shall be due and payable immediately without any such grace period);

(2) Failure to pay when due any amount specified in Section 2.3 relating to the Borrowers' Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under
Section 2.4 or;

(3) Default in the performance, or breach, of the covenants contained in Sections 6.1(f), 6.1(o), 6.4(a), or 6.6(a) of this Agreement if such Default remains unremedied 10 calendar days after its occurrence; or default in the performance, or breach, of any other covenant or agreement of any Borrower contained in this Agreement or any other Loan Document.

(4) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any such Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor; or a petition shall be filed by any Borrower or any Guarantor under the United States Bankruptcy Code naming such Borrower or such Guarantor as debtor;

(5) Any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to a Guarantor shall be instituted (by petition, application, or otherwise) against any such Guarantor, or a petition shall be filed against any Guarantor under the United States Bankruptcy Code naming such Guarantor as debtor, and in either case such proceeding or petition is not dismissed within 30 days of institution;

(6) Any representation or warranty made by any Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by any Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

(7) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 45 consecutive days without a stay of execution;

(8) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine in good faith are likely to occur in the future, result in the imposition of a lien on any Borrower's assets in favor of the Plan;

(9) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of any Borrower hereunder or under any note;

(10) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, without the Lender's prior written consent;

(11) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, or any Guarantor shall cease to exist except by means of a transaction permitted under Section 7.7(a);

(12) Any Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement;

(13) Any Change of Ownership or Change in Control shall occur; or

(14) There shall occur any breach, default or event of default by or attributable to any Subsidiary under any agreement between such Subsidiary and the Lender (other than under the Loan Documents).

Section 1.82 RIGHTS AND REMEDIES. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(1) the Lender may, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

(2) the Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each Borrower hereby expressly waives;

(3) the Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to any such Borrower to the payment of the Obligations;

(4) the Lender may make demand upon any Borrower and, forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.14 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

(5) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, each Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

(6) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(7) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsection (d) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

Section 1.83 CERTAIN NOTICES. If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                               ARTICLE VIII
                               MISCELLANEOUS

Section 1.84 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 1.85 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

Section 1.86 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

If to the Borrowers:

     Pemco Aviation Group, Inc., as Borrowers' Agent
     1943 North 50th Street
     Birmingham, Alabama 35212
     Telecopier:  205-595-6631
     Attention: John Lee

with a copy to:

     Latham & Watkins
     633 West Fifth Street, Suite 4000
     Los Angeles, California 90071-2007
     Attn: John Jameson, Esq.

If to the Lender:

     Wells Fargo Business Credit, Inc.
     MAC C7300-300
     1740 Broadway
     Denver, Colorado 80274-8625
     Telecopier:  (303) 863-4904
     Attention: Tim Ulrich

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

Section 1.87 FURTHER DOCUMENTS. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that such Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 1.88 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, each Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

Section 1.89 COSTS AND EXPENSES. Each Borrower, jointly and severally, agrees to pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 1.90 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.6, each Borrower agrees, jointly and severally, to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

(1) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

(2) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

(3) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances; provided that Borrowers shall not be responsible for any loss, cost or expense of any kind resulting from an Indemnitee's gross negligence or willful misconduct.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, each Borrower, or counsel designated by each such Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, each Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of any Borrower's other obligations hereunder.

Section 1.91 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

Section 1.92 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 1.93 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrowers and their Subsidiaries with the Lender's participants, accountants, lawyers and other advisors, but subject to Section 9.14, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding each Borrower and its Subsidiaries, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

Section 1.94 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 1.95 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 1.96 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or any Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court for the City and County of Denver, Colorado, or the United States District Court, District of Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

Section 1.97 CONFIDENTIALITY. The Lender agrees that material, non-public information regarding the Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by the Lender in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except that the Lender may disclose such information (a) to counsel for, and other advisors, accountants, and auditors to, the Lender, (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (c) as may be agreed to in advance by any Borrower, (d) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Lender), (e) to Wells Fargo & Company and all direct and indirect subsidiaries of Wells Fargo & Company, in either case to the extent that the Lender believes in good faith that such disclosure is necessary for the efficient administration of its loans to any Borrower, (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of the Lender's interests under this Agreement; provided that any such counsel, advisor, accountants, auditors and any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to take its interest hereunder subject to the terms hereof, or (g) to the extent that the Lender in good faith believes that such disclosure is necessary for the enforcement of the Loan Documents, collection of the Obligations, or realization on the Collateral.

Section 1.98   BORROWING AGENCY.

(1) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes the Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(2) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Lender shall not incur liability to any Borrower as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 9.15 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.       PEMCO AVIATION GROUP, INC.,
                                        for itself and as Agent



By /s/Tim Ulrich                        By /s/John Lee
   Tim Ulrich, Vice President              Its Senior Vice President & CFO


PEMCO AEROPLEX, INC.                    SPACE VECTOR CORPORATION



By /s/John Lee                          By /s/John Lee
   Its Senior Vice President & CFO         Its Senior Vice President & CFO


                                        PEMCO WORLD AIR SERVICES, INC.



                                        By /s/John Lee
                                           Its Senior Vice President & CFO








                      Table of Exhibits and Schedules

Exhibit A      Form of Revolving Note
Exhibit B      Form of Term A Note
Exhibit C      Form of CapEx Note
Exhibit D      Form of Term B Note
Exhibit E      Form of Discretionary Advance Note
Exhibit F      Compliance Certificate
Exhibit G      Premises



Schedule 2.6   Allocation of Term A Advance and Initial Term B Advance
Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral
Schedule 5.4   Subsidiaries
Schedule 5.6   Litigation
Schedule 5.17  Labor Matters
Schedule 7.1   Permitted Liens
Schedule 7.2   Permitted Indebtedness and Guaranties



                Exhibit A to Credit and Security Agreement

                              REVOLVING NOTE


$23,100,000                                               Denver, Colorado
                                                       November ____, 2000


For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation; PEMCO AEROPLEX, INC., an Alabama corporation; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation (collectively the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty-Three Million One Hundred Thousand Dollars ($23,100,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PEMCO AVIATION GROUP, INC.         PEMCO AEROPLEX, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------

SPACE VECTOR CORPORATION           PEMCO AIR SERVICES SYSTEM, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------




                Exhibit B to Credit and Security Agreement

                                TERM A NOTE

$2,900,000                                                Denver, Colorado
                                                       November ____, 2000


For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation; PEMCO AEROPLEX, INC., an Alabama corporation; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Nine Hundred Thousand Dollars ($2,900,000) or, if less, the aggregate unpaid principal amount of all Term A Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term A Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PEMCO AVIATION GROUP, INC.         PEMCO AEROPLEX, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------

SPACE VECTOR CORPORATION           PEMCO AIR SERVICES SYSTEM, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------




                Exhibit C to Credit and Security Agreement

                                CAPEX NOTE

$5,000,000                                                Denver, Colorado
                                                       November ____, 2000


For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation; PEMCO AEROPLEX, INC., an Alabama corporation; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all CapEx Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the CapEx Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PEMCO AVIATION GROUP, INC.         PEMCO AEROPLEX, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------

SPACE VECTOR CORPORATION           PEMCO AIR SERVICES SYSTEM, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------




                Exhibit D to Credit and Security Agreement

                                TERM B NOTE

$2,100,000     Denver, Colorado
     November ____, 2000


For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation; PEMCO AEROPLEX, INC., an Alabama corporation; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million One Hundred Thousand Dollars ($2,100,000) or, if less, the aggregate unpaid principal amount of the Term B Advance made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term B Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PEMCO AVIATION GROUP, INC.         PEMCO AEROPLEX, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------

SPACE VECTOR CORPORATION           PEMCO AIR SERVICES SYSTEM, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------




                Exhibit E to Credit and Security Agreement

                        DISCRETIONARY ADVANCE NOTE

$1,900,000                                                Denver, Colorado
                                                       November ____, 2000


For value received, the undersigned, PEMCO AVIATION GROUP, INC., a Delaware corporation; PEMCO AEROPLEX, INC., an Alabama corporation; SPACE VECTOR CORPORATION, a Delaware corporation; and PEMCO AIR SERVICES SYSTEM, INC., a Colorado corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000) or, if less, the aggregate unpaid principal amount of the Discretionary Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Discretionary Advance Note referred to in the Credit Agreement. This
Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

PEMCO AVIATION GROUP, INC.         PEMCO AEROPLEX, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------

SPACE VECTOR CORPORATION           PEMCO AIR SERVICES SYSTEM, INC.



By ------------------------------  By ------------------------------
   Its ------------------------       Its ------------------------




                Exhibit F to Credit and Security Agreement

                          COMPLIANCE CERTIFICATE


To:       ---------------------------------
          Wells Fargo Business Credit, Inc.

Date:     ------------------, -----

Subject:  Pemco Aviation Group, Inc. Financial Statements

In accordance with our Credit and Security Agreement dated as of November ____, 2000 (the "Credit Agreement"), attached are the financial statements of the Borrowers as of and for ________________, _____ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify in my capacity as [Chief Financial Officer] [Vice President-- Finance] of the Borrowers that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):

o The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

o The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

Financial Covenants. I further hereby certify as follows (complete only those sections applicable for the Reporting Date):

1. MINIMUM DEBT SERVICE COVERAGE RATIO. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrowers' consolidated Debt Service Coverage Ratio was _____ to 1.00 which (__) satisfies (__) does not satisfy the requirement that such ratio be no less than ______ to
1.00 on the Reporting Date.

2. MINIMUM CAPITAL. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrowers' consolidated Capital was $____________ which (__) satisfies (__) does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date.

3. MINIMUM YEAR-TO-DATE PRE-TAX NET INCOME. Pursuant to Section 6.14 of the Credit Agreement, the Borrowers' consolidated Pre-Tax Net Income for the fiscal year-to-date period ending on the Reporting Date, was $____________, which (__) satisfies (__) does not satisfy the requirement that such amount be not less than $_____________ during such period.

4. MINIMUM MONTHLY PRE-TAX NET INCOME. Pursuant to Section 6.15 of the Credit Agreement, the Borrowers' consolidated Pre-Tax Net Income for the month ending on the Reporting Date, was $______________, which (__) satisfies (__) does not satisfy the requirement that such amount be not less than <$750,000> during such month.

5. MINIMUM TWO-MONTHS' PRE-TAX NET INCOME. Pursuant to Section 6.15 of the Credit Agreement, the Borrowers' consolidated Pre-Tax Net Income for the two months ending on the Reporting Date was $______________, which (__) satisfies (__) does not satisfy the requirement that such amount be not less than <$1,000,000> during such two-month period.

6. MAXIMUM PAST-DUE PAYABLES. As of the Reporting Date, each Borrower (__) is (__) is not, and the Borrowers as a group (__) are (__) are not, in compliance with Section 6.16 of the Credit Agreement concerning Past-Due Payables.

7.   CAPITAL EXPENDITURES. Pursuant to Section 7.10 of the Credit
Agreement, for the fiscal year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend, for Unfinanced Capital Expenditures, $__________________, which (__) satisfies (__) does not satisfy the requirement that such expenditures not exceed
$______________ during such period.

8. LITIGATION. Pursuant to Section 6.1(f) of the Credit Agreement, all litigation affecting any Borrower that meets the thresholds set forth in
Section 6.1(f) is described in the attachment hereto.
Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                   PEMCO AVIATION GROUP, INC.


                                   By:  ---------------------------------
                                   Its [Chief Financial Officer] [Vice
                                   President--Finance]




                Exhibit G to Credit and Security Agreement

                                 PREMISES

The Premises referred to in the Credit and Security Agreement are described as follows:

1943 North 50th Street
Birmingham, Alabama 35212

100 Pemco Drive
Dothan, Alabama 36303

9223 Deering Avenue
Chatsworth, California 91311

15100 Spadco Drive
Clearwater, Florida 33762

2398 Railroad Street
Corona, California 91720

Schedule 2.6 to Credit and Security Agreement

Allocation of Term A Advance and Initial Term B Advance

                          Principal Allocations:
                          ----------------------

                                           PEMCO
                              PEMCO        WORLD
                            AEROPLEX,       AIR
                               INC.       SERVICES     PEMCO
                           (BIRMINGHAM)   (DOTHAN)   ENGINEERS    TOTALS

Term Loan A                 $1,508,000    $783,000    $609,000  $2,900,000

Term Loan B                 $1,092,000    $567,000    $441,000  $2,100,000



                  Monthly Principal Payment Allocations:
                  --------------------------------------

                                           Pemco
                              Pemco        World
                            Aeroplex,       Air
                               Inc.       Services     Pemco
                           (Birmingham)   (Dothan)   Engineers    Totals

Term Loan A                  $25,133       $13,050     $10,150   $48,333

Term Loan B                  $45,500       $23,625     $18,375   $87,500
